AMENDMENT TO THE DECLARATION OF TRUST

                                       OF

                          LIBERTY ALL-STAR EQUITY FUND


        1.  The name of the Statutory Trust is Liberty All-Star Equity Fund.

        2.  The Declaration of the Statutory Trust is hereby amended as follows:

        That  the  registered   office  of  the  corporation  in  the  state  of
Massachusetts is:

                      101 Federal Street, Boston, MA 02110

        That the registered agent of the corporation is CT CORPORATION SYSTEM, the business address of which is identical to the aforementioned registered office.

        That the changes in the registered office and registered agent of the Trust as set forth herein were duly authorized by the Board of Trustees.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Liberty All-Star Equity Fund this 15th day of December 2006.


                                                /s/ Edmund J. Burke
                                                --------------------------------
                                                            Signature of Trustee

                       THE COMMONWEALTH OF MASSACHUSETTS


        I hereby certify that, upon examination of this document, duly submitted to  me,  it  appears  that  the  provisions  of the  General  Laws  relative  to corporations  have been complied with,  and I hereby approve said articles;  and the filing fee having  been paid,  said  articles  are deemed to have been filed with me on:

                           December 20, 2006 2:49 PM




                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                         Secretary of the Commonwealth